EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

World Energy Solutions, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement of World Energy Solutions, Inc. on Form S-8 (File Nos. 333-151641 and 333-140014) and Form S-3 (File Nos. 333-165822, 333-164473 and 333-147301) of our report dated January 17, 2012 with respect to our audits of the financial statements of GSE Consulting, LP as of December 31, 2010 and 2009 and for years then ended, which report appears in this Form 8-K/A of World Energy Solutions, Inc.

/s/ Marcum LLP

Boston, Massachusetts

January 17, 2012